UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET INDIANAPOLIS, INDIANA	46204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

The Compensation Committee of the Board of Directors of Simon Property Group, Inc. (“SPG”) held a special meeting on September 29, 2006 for the purpose of approving certain amendments to the Simon Property Group, L.P. 1998  Stock Incentive Plan (the “Plan”).  The Plan had been previously adopted by SPG’s Board of Directors on February 27, 2006, subject to stockholder approval, and became effective with such stockholder approval on May 11, 2006.  The recent amendments to the Plan do not require stockholder approval and include the following matters:

1.               That any stock options granted under the Plan will have an exercise price of not less than the fair market value of the stock underlying any such option as of the date of grant;

2.               That any restricted stock awarded under Sections 3.1 and 4.3 of the Plan, and any performance units awarded under Section 3.3 of the Plan, will have a minimum one year vesting period for any “performance based” awards, and a minimum of a three year vesting period for any “tenure based” awards, and that any awards outside of those parameters would be limited to not more than 5% of the total number of shares authorized under the Plan;

3.               That Section 5.1 of the Plan will be amended to permit the Committee to accelerate the vesting of any award only in case of death, disability, retirement or change in control;

4.               That the amendment and termination sections of the Plan shall be amended to require shareholder approval in the case of a material modification of the eligibility requirements for any participant under the Plan, and any material increase in the aggregate number of securities that may be issued under the Plan; and

5.               That the Plan shall be interpreted and applied in a manner consistent with the applicable standards for nonqualified deferred compensation plans established by IRS Code section 409A and its interpretive regulations and other regulatory guidance.

The Plan, as amended, will expire by its terms on September 24, 2008.  The Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and performance units to officers, key employees, eligible directors (as defined in the Plan), advisors and consultants of SPG and its affiliates.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, which is incorporated herein by reference as exhibit 10.1.

ITEM 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Simon Property Group, L.P. 1998 Stock Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 5, 2006

SIMON PROPERTY GROUP, INC.

By:	/s/ Stephen E. Sterrett
	Name:	Stephen E. Sterrett
	Title:	Executive Vice President and Chief Financial Officer